EIGHTH AMENDMENT TO
CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of March 21, 2014, by and among PICO Northstar Hallock, LLC, a Delaware limited liability company (the “Borrower”), PICO Northstar, LLC, a Delaware limited liability company (the “Parent Guarantor”), the lenders from time to time party to the Credit Agreement, as defined below (the “Lenders”), and ING Capital LLC, a Delaware limited liability company, as agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent Guarantor, the Lenders and the Agent are parties to that certain Credit Agreement dated as of June 13, 2011, which was amended pursuant to that certain First Amendment to Credit Agreement dated as of October 14, 2011, which was further amended pursuant to that certain Second Amendment to Credit Agreement dated as of February 8, 2012, which was further amended by that certain Third Amendment to Credit Agreement dated as of May 25, 2012, which was further amended by that certain Fourth Amendment to Credit Agreement dated as of August 14, 2012, which was further amended by that certain Fifth Amendment to Credit Agreement dated as of October 17, 2012, which was further amended by that certain Sixth Amendment to Credit Agreement dated as of March 21, 2013, and which was further amended by that certain Seventh Amendment to Credit Agreement dated as of September 17, 2013 (as so amended, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment and as hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein, and the Lenders have agreed to so amend the Credit Agreement as set forth herein, subject to the terms and conditions hereof;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Parent Guarantor, the Required Lenders and the Agent hereby agree as follows:

1.Amendment to Section 6.2(b) of the Credit Agreement. The Existing Credit Agreement is hereby amended by replacing subsection (b) of Section 6.2.4 in its entirety with the following:

“(b)    Debt Service Coverage Ratio. The Borrower will not permit its Debt Service Coverage Ratio to be less than 1.40 to 1.00 as of the last day of the Fiscal Quarter ending on June 30, 2014, calculated for the four consecutive Fiscal Quarter period ending on such date, (ii) the Borrower will not permit its Debt Service Coverage Ratio to be less than 1.50 to 1.00 as of the last day of the Fiscal Quarter ending on September 30, 2014, calculated for the four consecutive Fiscal Quarter period ending on such date, and (iii) the Borrower will not permit its Debt Service Coverage Ratio to be less than 1.75 to 1.00 as of the last day of any other Fiscal Quarter, beginning with the second full Fiscal Quarter ending after the Project Construction Completion Date (other than the Fiscal Quarter ending March 31, 2014, for which there will be no Debt Service Coverage Ratio requirement), calculated for the four consecutive Fiscal Quarter period ending on each such date.”

2.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment, this Amendment shall not become effective, and the Borrower and the Parent Guarantor shall have no rights under this Amendment, until each of the following conditions shall have been satisfied:

(a)    the Agent shall have received duly authorized, executed and delivered counterparts to this Amendment from each of the Borrower, the Parent Guarantor, the Required Lenders and the Agent; and

(b)    the Borrower shall have made payment or reimbursement of all costs and expenses of the Agent which have been invoiced not later than one Business Day prior to the date of this Amendment, including, without limitation, fees and expenses of King & Spalding LLP, counsel to the Agent.

3.Representations and Warranties. To induce the Lenders and the Agent to enter into this Amendment, each of the Borrower and the Parent Guarantor hereby represents and warrants to the Lenders and the Agent as follows:

(a)    The execution, delivery and performance by it of this Amendment are within its organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member action.

(b)    The execution, delivery and performance by it of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of its Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which it is a party or affecting it or its properties or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (c) violate any applicable law.

(c)    This Amendment has been duly executed and delivered by it, and the Credit Agreement, as amended by this Amendment, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and public policy.

(d)    The representations and warranties of the Borrower and the Parent Guarantor contained in the Credit Agreement and the other Loan Documents (i) were true and correct in all material respects as of the date initially made, and (ii) are true and correct in all material respects with the same effect as if made on the date hereof and both before and after giving effect to this Amendment and the amendments set forth herein (except to the extent expressly stated to be as of an earlier date).

(e)    No material adverse development has occurred in any litigation, arbitration or governmental investigation or proceeding which renders such litigation, arbitration or governmental investigation or proceeding likely to succeed and, which, if successful could reasonably be expected to result in a Material Adverse Change.

(f)    No Default or Event of Default has occurred and is continuing or would result from this Amendment or the transactions contemplated hereby.

(g)    Since the Closing Date, no event has occurred which has had, or could reasonable be expected to have, a material adverse effect on the property, assets, nature of assets, business, operations, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Project or (b) has resulted, or could reasonable be expected to result, in a Material Adverse Change.

4.Reaffirmations and Acknowledgments. Each of the Parent Guarantor and the Borrower hereby acknowledges that, as of the date hereof, the security interests and Liens granted to the Agent and the Secured Parties under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.Effect of Amendment. Except as expressly set forth herein, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower and the Parent Guarantor to the Lenders, the Agent and the other Secured Parties, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.Costs and Expenses. The Borrower agrees to pay all costs and expenses of the Agent in connection with this Amendment in accordance with Section 9.3 of the Credit Agreement, including without limitation, the reasonable costs and attorneys’ fees of King & Spalding LLP, counsel to the Agent.

9.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, pdf or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

10.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ING CAPITAL LLC,
as the Agent and a Lender

By:_/s/ Daniel W Lamprecht

Daniel W. Lamprecht
Managing Director

By: /s/ William B. Redmond

William B. Redmond
Managing Director

PICO NORTHSTAR HALLOCK, LLC,
as the Borrower

By:    /s/ Neil C. Juhnke
Neil C. Juhnke
President and Chief Operating Officer

PICO NORTHSTAR, LLC,
as the Parent Guarantor

By:    /s/Neil C. Juhnke
Neil C. Juhnke
President and Chief Operating Officer

AgCountry Farm Credit Services, FLCA,
as a Lender

By: /s/ James F. Baletzore
Name: James F. Baltezore
Title: Vice President Agribusiness and Capital Markets

AgFirst Farm Credit Bank,
as a Lender

By: /s/ John W. Burnside Jr.
Name: John W. Burnside Jr.
Title: Vice President

Farm Credit Services of America, PCA,
as a Lender

By: /s/ Curt A. Brown
Name: Curt A. Brown
Title: Vice President

Farm Credit West, FLCA,
as a Lender

By: /s/ Ben Madonna
Name: Ben Madonna
Title: Vice President

MACQUARIE BANK LIMITED,
as a Lender

By: /s/ Michael Orefice
Name: Michael Orefice
Title: Managing Director

By: /s/ Joel Outlaw
Name: Joel Outlaw
Title: Associate Director

(Signed in London, POA Ref: #938
dated 22nd November 2012)

KODABANK,
as a Lender

By: /s/ Tom Schuster
Name: Tom Schuster
Title: Sr. Loan Officer

AGSTAR FINANCIAL SERVICES, FLCA,
as a Lender

By: /s/ Troy Mostaert
Name: Troy Mostaert
Title: VP Capital Markets